Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  June 27, 2012

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 27, 2012, we held our Annual Meeting of Stockholders of Rick's Cabaret International, Inc. at 410 N. Sam Houston Parkway (Beltway 8 at Imperial Valley), Houston, Texas 77060, for the following purposes:

(1) To elect six directors, including Eric S. Langan, Travis Reese, Robert L. Watters, Steven L. Jenkins, Luke Lirot and Nour-Dean Anakar;

(2) To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012;

(3) To approve an Amendment to the 2010 Stock Option Plan to increase the maximum aggregate number of shares of common stock that may be optioned and sold under the plan from 500,000 to 800,000; and

(4) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected, the appointment of Whitley Penn LLP was ratified and the Amendment to the 2010 Stock Option Plan was approved.  There were no other matters presented for action at the Annual Meeting. The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, May 3, 2012:	9,726,884

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	9,116,860

Item 1:	Election of Directors

	FOR	WITHHELD
Eric S. Langan	2,550,710	1,199,688
Robert L. Watters	2,430,399	1,319,999
Steven L. Jenkins	3,348,481	401,917
Nour-Dean Anakar	3,510,612	239,786
Travis Reese	2,546,583	1,203,815
Luke Lirot	3,509,956	240,442

Additionally, there was a total of 5,366,462 broker non-votes for the election of directors.

Item 2:	Ratification of appointment of Whitley Penn LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2012

Votes for:	8,888,362
Votes against:	83,355
Votes abstained:	145,143

Item 3:	Approval of the Amendment to the 2010 Stock Option Plan

Votes for:	3,494,343
Votes against:	125,321
Votes abstained:	130,734

Additionally, there was a total of 5,366,462 broker non-votes for approval of the Amendment to the 2010 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: July 3, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer